CREDIT SUISSE INTERNATIONAL

One Cabot Square,

    Telephone 020 7888 8888

London E14 4QJ

 www.credit-suisse.com

Novation Confirmation

Date:

29 November 2006

To:

U.S. Bank National Association, not in its individual or corporate capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust created under the Pooling and Servicing Agreement in respect of the CSAB Mortgage-Backed Pass-Through Certificates, Series 2006-4

To:

Credit Suisse Management LLC

From:

Credit Suisse International (“CSIN”)

Re:

Novation Transaction

External ID: 53167020NOV

______________________________________________________________________________

Dear Sir/Madam:

The purpose of this letter is to confirm the terms and conditions of the Novation Transaction entered into between the parties and effective from the Novation Date specified below.  This Novation Confirmation constitutes a “Confirmation” as referred to in the New Agreement specified below.

1.

The definitions and provisions contained in the 2004 ISDA Novation Definitions (the “Definitions”) and the terms and provisions of the 2000 ISDA definitions (the “Product Definitions”), each as published by the International Swaps and Derivatives Association, Inc. and amended from time to time, are incorporated in this Novation Confirmation.  In the event of any inconsistency between (i) the Definitions, (ii) the Product Definitions and/or (iii) the Novation Agreement and this Novation Confirmation, this Novation Confirmation will govern.  In the event of any inconsistency between the Novation Confirmation and the New Confirmation, the New Confirmation will govern for the purpose of the New Transaction.

2.

The terms of the Novation Transaction to which this Novation Confirmation relates are as follows:

Novation Date:	29 November 2006
Novated Amount:	USD 7,750,000, subject to amortization as set out in the Additional Terms.
Transferor:	Credit Suisse Management LLC
Transferee:

U.S. Bank National Association, not in its individual or corporate capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust created under the Pooling and Servicing Agreement in respect of the CSAB Mortgage-Backed Pass-Through Certificates, Series 2006-4

Remaining Party:	CSIN
New Agreement (between Transferee and Remaining Party):	1992 ISDA Master Agreement dated as of 29 November 2006

3.

The terms of the Old Transaction to which this Novation Confirmation relates, for identification purposes, are as follows:

Trade Date of Old Transaction:	14 November 2006
Effective Date of Old Transaction:	29 November 2006
Termination Date of Old Transaction:	25 November 2008

4.

The terms of the New Transaction to which this Novation Confirmation relates shall be as specified in the New Confirmation attached hereto as Exhibit A.

Full First Calculation Period:	Applicable

5.

Miscellaneous Provisions:

Non-Reliance:	Applicable

For the purpose of facilitating this Transaction, an Affiliate of CSIN, which is organized in the United States of America (the “Agent”), has acted as agent for CSIN.  The Agent is not a principal with respect to this Transaction and shall have no responsibility or liability to the parties as a principal with respect to this Transaction.

Credit Suisse International is authorized and regulated by the Financial Services Authority and has entered into this transaction as principal.  The time at which the above transaction was executed will be notified to the parties on request.

The parties confirm their acceptance to be bound by this Novation Confirmation as of the Novation Date by executing a copy of this Novation Confirmation and returning it to us. The Transferor, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to the Old Transaction.  The Transferee, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to the New Transaction.

Credit Suisse International

By:  /s/ Marlene Nobile

 Name:

Marlene Nobile

 Title:

Authorized Signatory

Credit Suisse Management LLC

By:  /s/    Yolanda  Perez-Wilson

 Name: Yolanda Perez-Wilson

 Title: Assistant Vice President

          Complex Product Support

U.S. Bank National Association, not in its individual or corporate capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust created under the Pooling and Servicing Agreement in respect of the CSAB Mortgage-Backed Pass-Through Certificates, Series 2006-4

By:  /s/ Charles F. Pedersen

 Name:

Charles F. Pedersen

 Title:

Vice President

Wells Fargo Bank, N.A., not in its individual or corporate capacity, but solely as trust administrator on behalf of the Supplemental Interest Trust created under the Pooling and Servicing Agreement in respect of the CSAB Mortgage-Backed
Pass-Through Certificates, Series 2006-4

By:      /s/   Amy Doyle

 Name:

Amy Doyle

 Title:

Vice President

Our Reference No: External ID: 53167020NOV  / Risk ID: 447599032 and 447599037

EXHIBIT A

This New Confirmation amends, restates and supersedes in its entirety all Confirmation(s) dated prior to the date hereof in respect of this New Transaction.